SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Rackable Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	32-0047154
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1933 Milmont Drive, Milpitas, California	95035
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☒

Securities Act registration statement number to which the form relates: 333-122576

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
n/a	n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” commencing at page 102 of the Prospectus included in the Registrant’s Form S-1 Registration Statement, No 333-122576, filed with the Securities and Exchange Commission (the “Commission”) on May 27, 2005 and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number		Description
3.1	*	Amended and Restated Certificate of Incorporation

3.2	*	Certificate of Amendment to Amended and Restated Certificate of Incorporation

3.3	*	Certificate of Amendment to Amended and Restated Certificate of Incorporation

3.4	*	Amended and Restated Certificate of Incorporation to be effective immediately following completion of this offering

3.5	*	Bylaws

3.6	*	Amended and Restated Bylaws to be effective immediately following completion of this offering

4.2	*	Specimen Stock Certificate

*	filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Rackable Systems, Inc.

(Registrant)

By: /s/ Todd R. Ford

     Todd R. Ford, Chief Financial Officer

Date: May 27, 2005

3